Exhibit 99.1

          CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Quarterly Report of Common Goal Health Care Pension and Income Fund L.P. II, a Delaware limited partnership (the "Company"), on Form 10-QSB for the period ending June 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Albert E. Jenkins, III, Chief Executive Officer and Chief Financial Officer of Common Goal Capital Group, Inc., II, the managing general partner of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge and based on my review of the
Report:


     1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




                              By:      Common Goal Capital Group, Inc., II
                                       Managing General Partner


                              By:      /s/ Albert E. Jenkins, III
                                       -----------------------------------
                                       Albert E. Jenkins, III
                                       Chief Executive Officer and
                                       Chief Financial Officer

                                       August 14, 2002